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                                                 Exhibit (10)(a)

                         AMENDMENT NO. 1
                           TO H&R BLOCK
      SUPPLEMENTAL DEFERRED COMPENSATION PLAN FOR EXECUTIVES


     H&R BLOCK, INC. (the "Company"), adopted the H&R Block Supplemental Deferred Compensation Plan for Executives (the "Plan") effective as of May 1, 1994. The Company retained the right to amend the Plan, pursuant to action by the Company's Board of Directors. The Company hereby exercises that right. This amendment is effective as of September 7, 1994.


                            AMENDMENT

1. Section 2.1.4 of the Plan is deleted and replaced with the following new Section 2.1.4:

          2.1.4     "ANNUAL DEFERRAL AMOUNT" means the
     amount a Participant elects to defer each Plan Year under one or more Permissible Deferrals. The Annual Deferral Amount is equal to (i) an amount or percentage of Base Salary that is not greater than 35% of the Participant's Base Salary and (ii) an amount or percentage of Bonus or Bonuses paid during the Plan Year.

2. Section 2.1.15 of the Plan is deleted and Sections 2.1.16, 2.1.17, 2.1.18, 2.1.19, 2.1.20, 2.1.21, 2.1.22, 2.1.23, 2.1.24,
2.1.25, 2.1.26, 2.1.27, 2.1.28, 2.1.29, 2.1.30, 2.1.31, 2.1.31
and 2.1.33 are renumbered as Sections 2.1.15, 2.1.16, 2.1.17,
2.1.18, 2.1.19, 2.1.20, 2.1.21, 2.1.22, 2.1.23, 2.1.24, 2.1.25,
2.1.26, 2.1.27, 2.1.28, 2.1.29, 2.1.30, 2.1.31 and 2.1. 32,
respectively.

3.   Section 2.1.17 of the Plan (Section 2.1.18 prior to this
Amendment) is deleted and replaced with the following new Section
2.1.17:

          2.1.17 "EARLY RETIREMENT DATE" of a Participant means the first day of the first calendar month commencing on or after the date on which (a) the Participant has reached Age 55 while in the employ of an Affiliate, and (b) the Participant has completed at least ten (10) Years of Service.

4.   Section 2.1.22 of the Plan (Section 2.1.23 prior to this
Amendment) is deleted and replaced with the following new Section
2.1.22:

          2.1.22    "NORMAL RETIREMENT DATE" of a
     Participant means the last day of the calendar month in
     which the Participant reaches the Age of 65 while in
     the employ of an Affiliate.
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5.   Section 2.1.25 of the Plan (Section 2.1.26 prior to this
Amendment) is deleted and replaced with the following new Section
2.1.25:

          2.1.25    "PERMISSIBLE DEFERRAL" means, with
     respect to a Plan Year, a deferral in that Plan Year of an Annual Deferral Amount. The aggregate of all deferrals under this Plan may not exceed two hundred eighty percent (280%) of Base Salary.

          Deferrals may be made from Base Salary for the Plan Year and/or from a Bonus or Bonuses paid during the Plan Year. Deferrals from Base Salary or from a Bonus or Bonuses are made in separate elections by the Participant during the Enrollment Period prior to the Plan Year during which Base Salary and Bonus would otherwise be paid to the Participant. Deferral elections must specify the percentages (stated as integers) or dollar amounts of the deferral that are intended to be deducted from Base Salary and Bonus or Bonuses, respectively. Deferrals made from Base Salary shall be made in installments, as instructed by the Participant and approved by the Committee. Deferrals made from each Bonus shall be made at the time or times during the Plan Year that the Bonus would otherwise be paid to the Participant. Each installment of a deferral shall be rounded to the nearest whole dollar amount.

6. Section 3.2 of the Plan is amended by deleting the phrase "or Plan Years" from the first sentence of said Section, by deleting the phrase "or Years" from the second sentence of said Section, and by deleting the phrase "Section 2.1.26" from said second sentence and replacing such phrase with "Section 2.1.25.".

7. Section 4.1.1 of the Plan is amended by deleting the second sentence thereof and replacing such sentence with the following new second sentence:

     Deferrals from Base Salary (and the corresponding number of Deferred Compensation Units) shall be posted by pay period, and deferrals from Bonuses (and the corresponding number of Deferred Compensation Units) shall be posted at the time or times during the Plan
     Year that the Bonus would otherwise have been paid to the Participant.

8. Section 4.3 of the Plan is deleted and replaced with the following new Section 4.3:

          SECTION 4.3 VALUATION FOR PURPOSES OF COMPUTING BENEFIT PAYMENTS. If a Participant terminates employment with all Affiliates, or dies prior to the termination of employment, his or her Account shall be valued for purposes of determining benefit payments under Article 6 as of the first business day of the calendar month which immediately follows the calendar
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     month in which the termination of employment or death
     occurs, as described in Section 4.2. If a Participant is Disabled, his or her Account shall be valued for purposes of determining benefit payments under Article 6 as of the first business day of the first calendar month that immediately follows the later of (i) the calendar month in which his or her Early Retirement Date occurs, or (ii) the calendar month in which the last day of the 90-day period referred to in Section
     4.1.3 occurs.

          Except for distributions in the form of a lump sum and distributions pursuant to Section 6.6.2, a Partici-pant's Account shall be valued on the first business day of each calendar year following the calendar year in which benefit payments commence, as described in
     Section 6.4.

          A "business day" for purposes of this Plan is a day on which the Common Stock is traded on the New York
     Stock Exchange.

9.   Section 4.4 is deleted from the Plan.

10.  Section 6.2 of the Plan is amended by deleting the word
"filing" from the third sentence of the second paragraph of such Section and replacing such word with the word "ruling."

11. Section 6.3 of the Plan is deleted and replaced with the following new Section 6.3:

          SECTION 6.3 FORM OF BENEFITS UPON RESIGNATION OR DISCHARGE, OR TERMINATION OF EMPLOYMENT WITH ALL AFFILIATES AS A RESULT OF CHANGE OF CONTROL. Upon a Participant's termination of employment with all Affiliates following a Change of Control, or upon termination of employment with all Affiliates before the Normal Retirement Date or the Early Retirement Date for reasons other than Disability or death, payment from the Account shall be made in the form of a lump-sum cash payment within ninety (90) days after the date of termination of employment.

12. Section 6.4 of the Plan is deleted and replaced with the following new Section 6.4:

          SECTION 6.4 AMOUNT OF BENEFIT. Except for distributions in the form of a lump sum, benefit payments shall be in the form of semimonthly cash installments paid during the applicable payment period. The amount of each installment payment shall be level during the portion of the payment period ending on December 31 of the calendar year in which benefit payments commence, during each complete calendar year of the payment period thereafter, and during any remaining period of the payment period following the
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     last complete calendar year of the payment period, but
     will vary from one such portion of the payment period to the next.

          The amount of each level benefit payment for the portion of the payment period ending December 31 of the calendar year in which benefit payments commence shall be calculated using the balance in the Account as of the valuation date specified in Section 4.3 and dividing it by the total number of semimonthly periods remaining in the entire payment period. As of the January 1 immediately following the calendar year in which benefit payments commence, and as of each January 1 in the payment period thereafter, the amount of each level benefit payment for the calendar year commencing on such January 1 shall be adjusted to reflect the value of the Account as of the first business day falling on or after such January 1. The amount of each level benefit payment for each calendar year following the calendar year in which benefit payments commence shall be calculated by dividing the balance in the Account as of the first business day of such year by the total number of semimonthly periods remaining in the entire payment period.

          Generally, the Account shall continue to be valued during the payment period as provided in Section 4.3.
     Except as provided otherwise, if a Participant dies,
     Section 6.6 shall apply.

13. The second sentence of the first paragraph of Section 6.5 is deleted and replaced with the following new sentence:

     In the case of a Disabled Participant, benefits shall commence no later than the six (6) months after the later of (i) the Participant's Early Retirement Date or
     (ii) the last day of the 90-day period specified in
     Section 4.1.3.

14. Section 6.6.1 of the Plan is deleted and replaced with the following new Section 6.6.1:

          6.6.1 DEATH AFTER BENEFIT COMMENCEMENT. In the event a Participant dies after benefit payments have commenced (other than payments made pursuant to
     Section 6.7), the remaining benefit payments, if any, shall be paid to the Participant's Beneficiary in the same manner such benefits would have been paid to the Participant had the Participant survived. A Beneficiary may petition the Committee for an alternative method of payment. The Account shall continue to be valued during the payment period as provided in Sections 4.2, 4.3 and 6.4. If such benefits were payable pursuant to Section 6.2 to a Participant whose employment terminated on or after Normal Retirement Date or Early Retirement Date, the
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     Participant's Beneficiary may make the election to
     receive an immediate lump-sum payment of the balance of said Participant's Account in accordance with the provisions of Section 6.2 and all provisions set forth therein relating to penalties shall apply to such election.

15. Section 6.6.2 of the Plan is amended by deleting the second sentence of the first paragraph of said Section and replacing it with the following new sentence:

     The amount of such pre-retirement death benefit is the Participant's Account as of the first business day of the calendar month which immediately follows the calendar month in which Participant's death occurs annuitized over a ten-year period at an interest rate set by the Chief Financial Officer of the Company in his discretion, which shall not be less than the rate then payable on Investment Savings Accounts of $1,000 or less at Commerce Bank of Kansas City, N.A., Kansas
     City, Missouri, or any successor thereto.

16. Section 6.6.2 of the Plan is further amended by deleting the third sentence of the second paragraph of said Section and replacing it with the following new sentence:

     Earnings on the Account shall continue to be credited during the payment period at an interest rate set by the Chief Financial Officer of the Company in his discretion, which rate shall not be less than the rate then payable on Investment Savings Accounts of $1,000 or less at Commerce Bank of Kansas City, N.A., Kansas
     City, Missouri, or any successor thereto.

17. The second paragraph of Section 6.7 is deleted and replaced with the following new paragraph:

          If a withdrawal of a Participant's total Account is permitted by the Committee under this Section 6.7, earnings on a Participant's deferrals shall be valued as described in Section 4.2 on such valuation date as is determined by the Committee. Withdrawals shall be distributed in the form of a lump sum as soon as is reasonably convenient.

18. Section 9.1 of the Plan is deleted and replaced with the following new Section 9.1:

          SECTION 9.1 AMENDMENTS. The Company, by action of the Board, may amend the Plan, in whole or in part, at any time and from time to time. Any such amendment shall be filed with the Plan documents. No amendment, however, may be effective to eliminate or reduce the benefits of any retired Participant or the Beneficiary of any deceased Participant then eligible for benefits or the vested portion of the benefits, if any, in any
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     active Participant's Account immediately before the
     effective date of such amendment, and each such Account will be credited to the date of such amendment in accordance with Section 4.2. Notwithstanding anything in this Section 9.1 to the contrary, the Committee may, in its discretion, amend the Plan to reduce or eliminate the penalty described in Section 6.2 in accordance with the provisions of such Section 6.2.

19. The fifth sentence of the first paragraph of Section 9.2 of the Plan is deleted and replaced with the following new sentence:

     Active Participants shall become vested in their accrued benefits to the extent and in the manner provided in Article 5 as of the effective date of such termination and each account of an active Participant shall be credited, to the date of distribution of all benefits in each such Account, in accordance with
     Section 4.2, as it may be amended from time to time pursuant to Section 9.1.

20. Except as modified above, the Plan shall remain in full force and effect, including the Company's right to amend or terminate the Plan as set forth in Article 9 of the Plan, amended as provided above.


                                  H&R BLOCK, INC.




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